UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 8, 2015
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On September 14, 2015, Nu Skin Enterprises, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting the appointment of Ryan Napierski as the Company's President of Global Sales and Operations, effective September 8, 2015.  This Form 8-K/A amends the Original Form 8-K to disclose the compensation arrangements in connection with Mr. Napierski's promotion.

On December 18, 2015, the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company approved an annual salary for Mr. Napierski in the amount of $500,000, effective September 8, 2015, and awarded him 50,000 stock options and 2,500 restricted stock units.  Mr. Napierski was also granted 6,800 stock options on December 18, 2015 in connection with the Committee's annual equity incentive grants to all executive officers.  In addition, beginning with the fourth quarter of 2015, Mr. Napierski is entitled to participate in the Company's executive cash incentive bonus program, with a target bonus percentage of 65% of salary.

As he has not yet relocated to the United States since his former position as president of the Company's North Asia region, Mr. Napierski continues to receive certain expatriate benefits, including an education and housing allowance and other benefits.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch Wood
Ritch Wood
 Chief Financial Officer

Date:  December 22, 2015